Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

BIOVIE INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Debt	Debt Securities		457(o)		$	$			$
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share		457(o)
Fees to be Paid	Equity	Preferred Stock, par value $0.001 per share		457(o)
Fees to be Paid	Other	Rights		457(o)
Fees to be Paid	Other	Warrants		457(o)
Fees to be Paid	Other	Units		457(o)
Fees to be Paid	Unallocated (Universal) Shelf		(1)	457(o)		$		$300,000,000.00	0.0001381		$41,430.00

Total Offering Amounts:								$300,000,000.00			41,430.00
Total Fees Previously Paid:											0.00
Total Fee Offsets:											0.00
Net Fee Due:											$41,430.00

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Offering Note(s)

(1)	The amount to be registered consists of up to $300,000,000 of an indeterminate amount of shares of Class A common stock, shares of preferred stock, warrants, debt securities, rights and/or units that may be offered and sold from time to time in one or more offerings. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate number of additional shares of Class A common stock and preferred stock as may become issuable with respect to the shares being registered hereunder to prevent dilution in the event of a reorganization, reclassification, stock split, dividend or distribution, or any similar transaction. This Registration Statement also covers such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for shares of preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities.